UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 28, 2026, Duos Technologies Group, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). The record date (the “Record Date”) for the Annual Meeting was April 2, 2026. As of the Record Date, the Company had issued and outstanding 29,295,609 shares of common stock, par value $0.001 per share (the “Common Stock”), 999 shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and 12,500 shares of Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”).

Represented at the Annual Meeting, in person or by proxy, were the holders of 20,550,721 shares of Common Stock, 999 shares of Series D Preferred Stock and 12,500 shares of Series E Preferred Stock, thereby constituting a quorum. Each share of Common Stock had one vote. Each share of Series D Preferred Stock had 333 votes, up to the applicable beneficial ownership limitation, which is 19.99%. Each share of Series E Preferred Stock had 333 votes, subject to the applicable beneficial ownership limitation, which is 19.99%.

The matters that were voted on at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions as to such matters, where applicable, are set forth below. Of the shares of Common Stock present at the Annual Meeting, 7,380,088 shares were broker non-votes, and were not included in any of the figures below, except for the vote in favor of the ratification of the appointment of Salberg & Company, P.A. as our independent certified public accounting firm for the fiscal year ending December 31, 2026.

Proposal No. 1. To elect five directors to hold office for a one-year term and until each of their successors is elected and qualified.

	Votes For	Votes Withheld
Charles P. Ferry	17,287,342	378,458
Frank A. Lonegro	12,275,595	5,390,205
Ned Mavrommatis	12,492,813	5,172,987
James Craig Nixon	12,863,671	4,802,129
Brian J. James	17,359,835	305,965

The holders of the Series D Preferred Stock and Series E Preferred Stock voted in favor of each nominee and the Votes For totals include the votes cast by the holders of Common Stock and the votes cast by the holders of the Preferred Stock.

Proposal No. 2. To ratify the appointment of Salberg & Company, P.A. as our independent certified public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Abstentions
23,023,580	59,973	320,502

The holders of the Series D Preferred Stock and Series E Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and the votes cast by the holders of the Preferred Stock.

Proposal No. 4: To elect Frank D. Recker, Chief Executive Officer of the Company, to serve as a member of the board of directors and to hold office for a one-year term and until his successor is elected and qualified.

	Votes For	Votes Withheld
Frank D. Recker	13,959,958	2,064,009

As a result of the above votes, all director nominees were elected and Proposal No. 2 was approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: June 2, 2026	By:	/s/ Leah Brown
Leah Brown Chief Financial Officer